EXHIBIT 23

                 CONSENT OF MOSS ADAMS LLP, INDEPENDENT AUDITORS

WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT (FORM S-8) PERTAINING TO THE AMERICAN ECOLOGY CORPORATION 401(K) SAVINGS AND RETIREMENT PLAN AND TRUST OF OUR REPORT DATED JUNE 18, 2003 WITH RESPECT TO THE FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE OF THE AMERICAN ECOLOGY CORPORATION 401(K) SAVINGS AND RETIREMENT PLAN AND TRUST INCLUDED IN THIS ANNUAL REPORT (FORM 11-K) FOR THE YEAR ENDED DECEMBER 31, 2002.


SEATTLE,  WASHINGTON
JUNE  26,  2003


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